EMPLOYMENT AGREEMENT

         WESTMARK GROUP HOLDINGS, INC., a Delaware corporation, and WESTMARK MORTGAGE CORPORATION, a California corporation, located at 355 N.E. Fifth Avenue, Suite 4, Delray Beach, Florida 33483 (hereinafter collectively referred to as the "Employer") and IRV BOWEN (hereinafter referred to as "Employee") in consideration of the mutual promises made herein agree as follows:

                                    ARTICLE I
                               TERM OF EMPLOYMENT

         Section 1.01 Specified Term: The Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period of three (3) months commencing July 1, 1997 and terminating September 30, 1997 as an advisor as set forth below. The term of employment will be extended by mutual agreement for an additional thirty (30) months.

         Section 1.02 Earlier Termination: This agreement may be terminated earlier as hereinafter provided.

                                   ARTICLE II
                       DUTIES AND OBLIGATIONS OF EMPLOYEE


         Section 2.01 Title and Description of Duties: Employee shall serve as an Adviser to Westmark Group Holdings, Inc. and its subsidiaries, specifically with regard to corporate finance, mergers and acquisitions, capital raises, financial audits, accounting due diligence and miscellaneous tax and legal matters. In that capacity Employee shall do and perform all services, acts or things necessary or advisable to fulfill the duties of Advisor and shall be subject to the direction of the policies established by the Board of Directors of Employer.

         Section 2.02 Loyal and Conscientious Performance of Duties: Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him, either express or implied, by the terms of this agreement.

         Section 2.03 Satisfaction of Performance of Duties: Employee's performance of his duties hereunder shall at all times be rendered to Employer's satisfaction. Employee expressly agrees that Employer shall be the sole judge as to whether the services of Employee are satisfactory pursuant to the performance guidelines established by the board of directors.



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         Section 2.04 Adherence to Employer's Rules: At all times during the performance of this contract, Employee shall strictly adhere to and obey all of Employer's rules and regulations governing the conduct of its Employee's now in effect or as subsequently modified.

         Section 2.05 Devotion of Entire Time to Employer's Business: Employee shall devote his full productive time, ability and attention to the business of Employer during the term of this contract. Furthermore, during the term of this agreement, Employee shall not, whether directly or indirectly, render any services of commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior consent of Employer's Board of Directors. This agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not in any way interfere with the services required under this agreement. However, Employee shall not directly or indirectly acquire, hold or retain any interest in any business competing with or similar in nature to the business of Employer.

         Section 2.06 Non-Competition during Term of Employment Contract:
During the term of this contract Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any matter whatsoever with the business of Employer.

         Section 2.07 Unfair Competition after Termination of Employment:
Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during his employment with Employer, including information concerning Employer's current products and any future or proposed products or services, the fact that those products or services are planned, under the consideration, or in production, as well as any description of the features of those products or services, constitutes unfair competition. Employee promises and agrees not to engage in any unfair competition with Employer either during the term of this agreement or at any time thereafter.

         Section 2.08 Soliciting Customers after Termination of Employment:
Employee acknowledges and agrees that the names and addresses of Employer's customers constitute trade secrets of Employer and that the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during his employment with Employer constitutes unfair competition. Employee promises and agrees not to engage in any unfair competition with Employer for a period of two (2) years immediately following the termination of said employment with Employer. Employee shall not, directly or indirectly, make known to any person, firm or corporation the names or addresses of the customers of Employer or any other information pertaining to them or call on, solicit, take away or attempt to call on, solicit or take away any of the



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customers of Employer on whom Employee called or with whom Employee became acquainted during his employment with Employer, either for himself or for any other person, firm or corporation.

         Section 2.09 Uniqueness of Employee's Services: Employee hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that Employer, in addition to any other rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Employee.

         Section 2. 10 Confidentiality: In the course of the performance of Employee's duties hereunder, Employee recognizes and acknowledges that Employee may have access to certain confidential and proprietary information of Employer or any of its affiliates. Without the prior written consent of Employer, Employee shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Employee's own behalf or on behalf of any other party. Employee agrees and affirms that all such information is the sole property of Employer and that at the termination and/or expiration of this agreement, at Employer's written request, Employee shall promptly return to Employer any and all such information so requested by Employer.

         The provisions of this section shall not, however, prohibit Employee from disclosing to others or using in any manner information that:

         A.  Has been published or has become part of the public domain;

         B. Has been furnished or made known to Employee by third parties (other than those acting directly or indirectly for or on behalf of Employee) as a matter of legal right without restriction on its use or disclosure;

         C. Was in the possession of Employee prior to obtaining such information from Employer in connection with the performance of this agreement; or

         D.  Is required to be disclosed by law.


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                                   ARTICLE III
                            OBLIGATIONS OF EMPLOYER



         Section 3.01 General Description: Employer shall provide Employee with the compensation, incentives and benefits specified elsewhere in this agreement or as established by Employer from time to time.

         Section 3.02 Office and Staff: Employer shall provide Employee with stenographic help, office equipment and supplies and other facilities and services suitable to Employee's position and adequate for the performance of his duties.

                                   ARTICLE IV
                            COMPENSATION OF EMPLOYEE

         Section 4.01 Monthly Salary: As compensation for the services to be rendered by Employee hereunder, Employer shall pay Employee a monthly salary in the sum of $10,000 in weekly, semimonthly or monthly installments in accordance with the standard payment policies of Employer. Employer and Employee mutually agree that Employee shall receive $9,000 per month of the total salary and $1,000 per month shall accrue for no more than a total of three (3) months. Said accrued salary shall be paid in full at the end of the initial term of the employment agreement. Employee shall receive such annual increases in salary as may be determined in Employer's sole discretion. In the event of an extension of the employment term, Employee shall be entitled to an annual salary of one hundred thirty-two thousand dollars ($132,000) after twelve months and one hundred forty-four thousand dollars ($144,000) after twenty-four months.

         Section 4.02 Deductions: Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

                                    ARTICLE V
                                EMPLOYEE BENEFITS

         Section 5.01 Health Care Benefits: Employer shall provide Employee and Employee shall be entitled to participate in the hospital, surgical, medical and dental plan in existence through Westmark Group Holdings, Inc. as of the date of this agreement or such other hospital, surgical, medical and dental plan as may be provided by Employer from and after the date of this agreement. In lieu of the hospital, surgical, medical and dental benefits provided by Employer, Employee shall have the right to maintain his existing hospital, surgical, medical and dental policies at Employer's expense provided, however, that said expense shall not exceed the expense



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that Employer would otherwise incur to maintain Employee on Employer's health care benefit policies.

         Section 5.02 Life Insurance: Employer agrees to include Employee and Employee shall participate in the group term life insurance policy in effect as of the date of this agreement through Westmark Group Holdings, Inc., if any, or such other group life insurance policy provided by Employer from and after the date of this agreement.

         Section 5.03 Automobile Allowance: Employee shall be entitled to an automobile allowance of $400 per month during the term of this agreement or any extension thereof. Employer shall also pay all expenses and insurance relevant to the use of said automobile. Employer shall have the option to provide Employee with an automobile during the term of this employment with the expenses thereof to be paid by Employer.

         Section 5.04 Stock Option: Immediately upon the execution of this Agreement, Employer and Employee shall enter into a Stock Option Agreement, pursuant to which Employer shall issue options to Executive to acquire 400,000 shares of the common stock of Westmark Group Holdings, Inc. Said options shall vest immediately at an exercise price of $1.00. Said vested options may be exercised on or after the following dates:

         100,000 shares on March 31,  1998
         50,000 shares on October 31, 1998
         100,000 shares on March 31, 1999
         50,000 shares on October 31, 1999
         100,000 shares on March 31, 2000

         In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options granted hereunder to Executive shall immediately become exercisable. Provided, however, that no option shall be exercisable after the expiration of ten years from the date said option was granted.

         Section 5.05 Vacation: Employee will be entitled to four weeks paid vacation per year subject to the policies and procedures of Employer. Unused accrued vacation time may be carried forward to subsequent years and/or will be paid in full upon termination of this agreement.

         Section 5.06 Other Benefits: During the term of this agreement or any extension thereof, Employee shall be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites

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as Employer currently provides or such other additional benefits as the company may provide for its executive officers in the future. Employee shall be entitled to participate in a bonus plan which shall be promulgated by the Board of Directors of Employer prior to the expiration of the initial term of this agreement.

         Section 5.07 Expenses: Upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other executive officers for all reasonable, necessary or appropriate out-of-pocket travel and other expenses incurred by Employee in rendering services pursuant to this agreement.

                                   ARTICLE VI
                                  TRADE SECRETS

         Section 6.01 Restrictions on Use of Trade Secrets and Records: During the term of employment under this agreement, Employee will have access to and become acquainted with various trade secrets consisting of formulas, patterns, devices, secret inventions, processes, and compilations of information, records and specifications all of which are owned by Employer and regularly used in the operation of Employer's business. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of Employer, whether they are prepared by Employee or come into Employee's possession in any other way and whether or not they contain or constitute, trade secrets owned by Employer, are and shall remain the exclusive property of Employer and shall not be removed from the premises of Employer under any circumstances whatsoever without the prior written consent of Employer. Employee promises and agrees that he shall not misuse, misappropriate or disclose any of the trade secrets described herein, directly or indirectly, or use them in any way either during the term of this agreement or at any time thereafter, except as required in the course of his employment.

                                   ARTICLE VII
                            TERMINATION OF EMPLOYMENT

         Section 7.01 Termination for Cause: Employer reserves the right to terminate this agreement if Employee willfully breaches or neglects the duties which he is required to perform under the terms of this agreement. Employer shall not terminate this agreement pursuant to the foregoing unless Employer shall first deliver to Employee a notice which specifically identifies such breach or neglect and Employee shall have cured the same within 30 days after receipt of the written notice. Employer shall further have the right to terminate Employee if Employee commits acts of dishonesty, fraud or misrepresentation that would prevent the effective performance of Employee's duties. This agreement shall further terminate immediately on the


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occurrence of any of the following events:

        A.     The death of Employee;

        B.     The loss by Employee of legal capacity;

        C. Employee becomes permanently disabled because of sickness, physical or mental disability or any other reason so that Employee shall be unable to complete duties under this agreement. "Permanently disabled" shall mean any disability that continues for 180 days in any twelve month period, certified by a licensed physician mutually agreed upon by, Employer and Employee.

         Employer may at its option terminate this agreement for the reasons stated in this section by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this agreement. The notice of termination required by this section shall specify the ground for the termination and shall be supported by statement of all relevant facts. In the event of termination for cause by Employer, Employee shall be entitled to compensation or benefits earned up to and including the date of termination.

         Section 7.02 Termination without Cause: This agreement is a guaranteed contract and is not subject to termination by Employer other than for cause as set forth herein above. In the event of termination by Employer, without cause, prior to the end of the term of employment, Employee shall be entitled to a lump sum payment equal to the monthly compensation provided for in this agreement multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Employee has become entitled.

         Section 7.03 Change of Control: In the event of a change of control as set forth below, while Employee is employed by Employer after the initial term of employment, and in the further event Employee's employment is terminated without cause, as defined herein above, Employer shall pay to Employee a lump sum payment equal to the monthly compensation provided for in this agreement multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Employee has become entitled. Change of control shall be defined as follows:

        A. Any "person," including a "group" as determined in accordance with Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes, in a single transaction or series of transactions, the beneficial owner, directly or indirectly, of securities representing a Control Percentage (as hereinafter defined) of the



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               combined voting power of the then outstanding securities of the corporation not including a transaction caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Section 7.03, B.);

        B. The membership of the board of directors as it exists at the time of this Agreement changes such that the current members of the board no longer constitute a majority of the board of directors not including a change caused by or resulting from any current board member's death or resignation pursuant to Section
               7.05 hereinafter, or the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc.;

        C. The corporation is merged or consolidated with other corporations in a single transaction or series of transactions and as a result of such merger or consolidation a Control Percentage of the outstanding voting securities of the surviving or resulting corporation shall no longer be owned in the aggregate by the stockholders who owned stock in the corporation as of the date prior to the merger or consolidation not including a merger or consolidation caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to
               Section 7.03, B.). The term "Control Percentage" shall mean at least 35% in the event the applicable securities are registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or at least 35% in the event the applicable securities are not registered under the Exchange Act.

        D. The corporation transfers all of its assets to another corporation or to any other person or entity, including but not limited to the transfer of the mortgage operations through a sale of assets or stock, spin-off, divestiture or initial public offering not including a transfer of assets or stock caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Section 7.03, B.).

        E. In the event of a change of control as set forth above, and Employee is requested to remain with the surviving or successor corporation or business, with the same compensation and commensurate duties as previously retained by Employee subject to the same terms and conditions of this agreement, and Employee rejects such request for continuing employment, said Employee shall be entitled to a lump sum severance payment equal to the compensation provided in Paragraph 7.02 regarding termination without cause. Provided, however, that


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               Employee shall not reject such request for continuing employment without a reasonable basis.

         Section 7.04 Termination by Employee: Employee may terminate his employment for "good reason" upon the occurrence of any one or more of the following:


        A. The Employee may terminate his employment for "Good Reason" if:

               (i) He is assigned, without his express written consent, any duties inconsistent with his positions, duties, responsibilities, or status with Employer as of the date hereof, or a change in his reporting responsibilities or titles in effect as of the date hereof;

               (ii)  His compensation is reduced;

               (iii) Employer shall file a petition in bankruptcy or
                     re-organization under the federal bankruptcy statutes or an involuntary petition is filed against Employer and not removed or withdrawn within sixty (60) days, or Employer does not pay any salary or expense due hereunder and then fails either to pay such amount within thirty (30) days after written notice from Employee, or to contest in good faith such notice. Further, if such contest is not resolved within sixty (60) days, the dispute shall be submitted to arbitration pursuant to the then existing rules of the American Arbitration Association; or

                (iv) Employer commits any material breach of this
                     agreement, which breach is not cured by Employer within thirty (30) days of written notice of said breach from Employee.

                (v) In the event Employee terminates his employment for good reason as hereinabove set forth, Employee shall be entitled to a lump sum payment equal to the monthly compensation provided for in this agreement multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Employee has become entitled.

        B. Voluntary Termination By Employee: Employee shall have the right to terminate this agreement for any reason other than change of control or good reason as set forth hereinabove, upon sixty (60) days written notice to Employer. In the event of voluntary termination by Employee other than for good reason or change of control, Employee shall be entitled to



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               any compensation or benefits due and owing to Employee up to the date of termination.

        Section 7.05 Effect on Compensation: In the event that this agreement is terminated prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation earned by and vested in him prior to the date of termination as provided for in this agreement, computed pro-rata up to and including that date. Employee shall be entitled to no further compensation or benefits as of the date of termination, except as hereinabove set forth.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        Section 8.01 Notices: Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing on the signature page of this agreement. Each party may change their address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

        Section 8.02 Attorney's Fees and Costs: In the event of any action at law or in equity with respect to any of the terms or conditions of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

        Section 8.03 Entire Agreement: This agreement supersedes any and all other agreements either oral or in writing between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises or agreements orally or otherwise have been made by any party or anyone acting on behalf of any party which are not embodied herein and that no other agreement, statement or promise not contained in this agreement shall be valid or binding.

        Section 8.04 Modifications: Any modifications to this agreement will be effective only if it is in writing signed by the party to be charged.

        Section 8.05 Effect of Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall



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any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        Section 8.06 Partial Invalidity: If any provision in this agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        Section 8.07 Law Governing Agreement: This agreement shall be governed by and construed in accordance with the laws of the State of Florida, and venue for any action between the parties shall be in the County of Palm Beach.

        Section 8.08 Sums Due Deceased Employee: If Employee dies prior to the expiration of the term of his employment, any sums that may be due him from Employer under this agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors and assigns.

        Executed on the 1st day of July, 1997 at Delray Beach, Florida.



EMPLOYER:



WESTMARK GROUP HOLDINGS, INC.                WESTMARK MORTGAGE CORPORATION

By: /s/ Mark Schaftlein                      By: /s/ Payton Story III
----------------------------                 -----------------------------
Mark Schaftlein                              Payton Story III
Its:  C.E.O.                                 Its: President


EMPLOYEE:


/s/ Irv Bowen
----------------------------
Irv Bowen


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